Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports First Quarter Results

Montvale, NJ, May 14, 2015 -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the first quarter ended March 31, 2015.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “During the first quarter we began the introduction of our new Android All-In-One wireless platforms.  This is a very exciting solution for the industry, offering for the first time 3.5G /4G LTE, Blue Tooth and Wi-Fi applications in an All-In-One Rugged platform, providing our customers with real-time connectivity.  This new platform has recently been  certified by Verizon and we are concurrently working to achieve certification from other major wireless carriers as well.  Sales to the MRM market for the quarter were 9% higher than our sales in the first quarter of 2014.  We expect sales to further accelerate for our new product line that provides a better, innovative and efficient solution.  Many of our partners, customers and new potential customers are currently in the process of adapting their solutions to our new platforms.  We are enthusiastic about the initial reception by customers, as demonstrated by our announcement, subsequent to the close of the quarter, of a large, three-year purchase agreement with a leading U.S. based K-12 school bus fleet and workforce Management Company.  The first year of this order may exceed $4 million, and we expect increased volumes for each of the following two years.

“We continue to grow and diversify our customer base, 84% of our revenues of first quarter 2015 were generated by new customers and we are in advanced discussions with many more. We believe that we are well positioned, particularly with our new solutions and product offerings, to further penetrate the MRM market and improve Micronet Enertec’s brand recognition as a leading supplier.  Additionally, the consolidation of our MRM operations in the U.S. is progressing well, enhancing our reach into the local fleet vertical, the largest vertical in the MRM space.”

 First Quarter 2015 Review

●           Total revenue increased 2% to $5.7 million, as compared to $5.6 million in the first quarter of 2014.

●           Gross profit margin was 31%, up from 29% for the year ended December 31, 2014 and down from a gross margin of 37% in the first quarter of 2014.

●           Selling, General & Administrative (SG&A) expense was $1.6 million, or 28% of sales, as compared to $1.3 million, or 23% of sales, in the first quarter of 2014.  The increased SG&A expense is primarily related to costs associated with the reorganization of the Company’s MRM operations in the U.S. including the integration of the vehicle business acquired in June 2014.

●           Net loss attributable to Micronet Enertec for the first quarter was $705,000, or a loss of $0.12 per basic and diluted share as compared to net loss attributable to Micronet Enertec of $332,000, or $0.06 per basic and diluted share, for the first quarter of 2014.

●           The Company reported an operating loss of $874,000 as compared to an operating loss of $60,000 in the first quarter of 2014.

●           At March 31, 2015, the Company reported cash and marketable securities totaling $12.3 million and working capital of $15.3 million.

●           Backlog at March 31, 2015 was $9.3 million.

Mr. Lucatz added, “Our defense and aerospace business saw steady demand in the quarter, as customers continue to appreciate the value of the unique and sophisticated technology we’ve developed for various advanced missile defense systems.  As missiles and missile defense systems remain a significant part of the defense strategy of armed forces worldwide, we expect to see ongoing demand for our A&D offerings.”

Micronet Enertec will host a conference call today at 9:30 a.m. ET to discuss the Company's financial results for the first quarter ended March 31, 2015. The conference call number for U.S. based callers is (888) 668-9141, callers from outside of the U.S. should dial 972-3-918-0644.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at: http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q1_2015_Results

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S: 972-3-3-925-5941

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future growth, acceleration of sales, increased volumes and demand in the markets in which we operate, our strategy to become the major supplier of rugged tablets to the multibillion MRM growing market, our ability to penetrate the local fleet vertical market, the consolidation of our MRM operations in the U.S., our ability to diversify and expand our customer base, continuing demand in our defense and aerospace business, the defense strategies of armed forces worldwide, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest in our products, the introduction of new products and our ability to provide our solutions to  different applications. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(USD In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Three months ended March 31,
	2015	2014

Revenues	$5,679	$5,567
Cost of revenues	3,928	3,515
Gross profit	1,751	2,052
Operating expenses:
Research and development	743	744
Selling and marketing	469	391
General and administrative	1,111	884
Amortization of intangible assets	302	93
Total operating expenses	2,625	2,112
Loss from operations	(874)	(60)

Finance expense, net	92	46
Loss before provision for income taxes	(966)	(106)
Provision for income taxes	(130)	79
Net loss	(836)	(185)
Net loss (income) attributable to non-controlling interests	(131)	147
Net loss attributable to Micronet Enertec	$(705)	$(332)
Loss per share attributable to Micronet Enertec:
Basic	$(0.12)	$(0.06)
Diluted	$(0.12)	$(0.06)
Weighted average common shares outstanding:
Basic	5,856,246	5,831,246
Diluted	5,856,246	5,831,246

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(USD In Thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Net loss	$(836)	$(185)
Other comprehensive income net of tax:
Currency translation adjustment	(201)	(26)
Total comprehensive loss	(1,037)	(211)
Comprehensive income (loss) attributable to the non-controlling interests	(285)	71
Comprehensive loss attributable to Micronet Enertec Technologies, Inc.	(1,322)	(140)

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$6,051	$8,592
Marketable securities	6,224	6,406
Trade account receivables, net	12,744	14,152
Inventories	6,440	6,658
Other accounts receivable	1,224	1,249
Total current assets	32,683	37,057

Property and equipment, net	1,887	1,948
Intangible assets and others, net	4,160	4,416
Long term deposit	50	46
Goodwill	1,466	1,466
Total long term assets	7,563	7,876

Total assets	$40,246	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	March 31, 2015	December 31, 2014
LIABILITIES AND EQUITY
Short term bank credit and current portion of long term bank loans	$9,964	$9,416
Current portion of long term notes	-	1,000
Trade accounts payable	5,146	7,588
Other accounts payable	2,187	2,619
Total current liabilities	17,297	20,623

Long term loans from banks	3,557	3,919
Finance lease	44	56
Accrued severance pay, net	25	29
Deferred tax liabilities, net	43	57
Total long term liabilities	3,669	4,061

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,856,246 shares issued and outstanding as of March 31, 2015 and December 31, 2014	6	6
Additional paid in capital	7,574	7,505
Accumulated other comprehensive income	(293)	325
Retained earnings	5,579	6,284
Micronet Enertec stockholders' equity	12,866	14,120

Non-controlling interests	6,414	6,129

Total equity	19,280	20,249
Total liabilities and equity	$40,246	$44,933

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of the Beijer's U.S. vehicle operations and the purchase of controlling shares of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC notes, the last of which was paid in January 2015. Such expenses do not reflect our on-going operations and all of them were incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the acquisition of Micronet is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

•
Stock-based compensation  consists of share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Beijer's U.S. vehicle operations and consist mainly of legal and accounting fees, finder’s fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-vehicle operation purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Three months ended March 31,
	(Dollars in thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(705)	$(332)
Amortization of acquired intangible assets	189	49
Change in fair value of call options and warrants	-	(73)
Amortization of note discount and related expenses	-	50
Stock-based compensation	69	6
Income tax-effect of above non-GAAP adjustments	(9)	(7)
Total Non-GAAP net loss attributable to Micronet Enertec Technologies, Inc.	$(456)	$(307)
Non-GAAP net loss per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.08)	(0.05)
Shares used in per share calculations	5,856,246	5,831,246
GAAP net loss per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.12)	(0.06)
Shares used in per share calculations	5,856,246	5,831,246